Exhibit 10.1
CORVEL CORPORATION
RESTATED OMNIBUS INCENTIVE PLAN
(FORMERLY THE RESTATED 1988 EXECUTIVE STOCK OPTION PLAN)
AS AMENDED AND RESTATED THROUGH JUNE 27, 2006
ARTICLE I.
GENERAL
I. GENERAL PROVISIONS
A. The Plan is intended to promote the interests of the Company and its stockholders by providing a method whereby (i) key employees (including officers and directors) of the Company (or any Parent or Subsidiary) responsible for the management, growth and financial success of the Company (or any Parent or Subsidiary), (ii) the non-employee members of the Board or the board of directors of any Parent or Subsidiary, and (iii) consultants and advisors who provide valuable services to the Company (or any Parent or Subsidiary) may be offered various types of equity incentives and rewards intended to encourage such individuals to put forth maximum efforts for the success of the Company’s business and to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company, thereby aligning the interests of such persons with the Company’s stockholders.
B. For purposes of the Plan, the following definitions shall be in effect:
     AFFILIATE: Any entity (i) that, directly or indirectly through one or more intermediaries, is controlled by the Company or (ii) in which the Company has a significant equity interest, in each case as determined by the Committee.
     AWARD: Any Option, Tandem Right, Limited Right, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.
     AWARD AGREEMENT: Any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
     BOARD: The Board of Directors of the Company.
     CHANGE IN CONTROL: A Change in Control shall be deemed to occur in the event that:
     (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company’s stockholders to accept; or
     (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less for purposes of the terms set forth in Article III, or over a period of twelve (12) consecutive months for all other purposes under the Plan, such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.
     CODE: The Internal Revenue Code of 1986, as amended.
     COMMON STOCK: The Common Stock issuable under the Plan shall be shares of the Company’s common stock, $0.0001 par value.

     COMMITTEE: The Committee shall be a committee designated by the Board to administer the Plan, which initially shall be the compensation committee of the Board. The Committee shall be comprised of at least two Directors but not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be a “Non-Employee Director” and an “Outside Director.”
     COMPANY: The Company shall mean CorVel Corporation, a Delaware corporation1, or any corporate successor which shall assume the Plan.
     CORPORATE TRANSACTION: A Corporate Transaction shall include any of the following transactions for which the approval of the Company’s stockholders is obtained:
     (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company’s incorporation,
     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any entity other than a parent or subsidiary of the Company, or
     (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held such fifty percent (50%) or greater interest immediately prior to such merger.
     DIRECTOR: A member of the Board, including any Non-Employee Director.
     DIVIDEND EQUIVALENT: Any right granted under Section IV of Article IV of the Plan.
     ELIGIBLE DIRECTOR: An Eligible Director is defined in Section I.A. of Article III.
     ELIGIBLE PERSON: (i) Any Employee, officer, consultant, or advisor providing services to the Company (or any Parent or Subsidiary), and (ii) any Director or director of any Parent or Subsidiary who is not an employee of the Company or any Parent or Subsidiary.
     EMPLOYEE: An individual shall be considered to be an Employee for so long as the Company or one or more of its Parent or Subsidiaries reports his or her earnings on a Form W-2.
     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.
     FAIR MARKET VALUE: The Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
     (i) If the Common Stock is at the time listed on the Nasdaq National Market or the Nasdaq Capital Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or the Nasdaq Capital Market and published in The Wall Street Journal.
     (ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the

[1]	The Company was previously known as FORTIS Corporation and assumed all of the rights and responsibilities of FORTIS Corporation, a Minnesota corporation (“FORTIS Minnesota”), with respect to the Plan pursuant to the Agreement and Plan of Merger by and between the Company and FORTIS Minnesota, effective May 16, 1991, under which FORTIS Minnesota changed its state of incorporation from Minnesota to Delaware by merging with and into the Company which was a wholly owned subsidiary of FORTIS Minnesota.

Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.
     (iii) If the Common Stock is not listed on the Nasdaq National Market, Nasdaq Capital Market or a national securities exchange, the Fair Market Value shall be the average of the closing bid and ask prices of the Common Stock on that day as reported by the Nasdaq bulletin board or any comparable system on that day.
     (iv) If the Common Stock is not traded included in the Nasdaq bulletin board or any comparable system, the Fair Market Value shall be the average of the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.
     (v) If the date in question is not a trading day, then the Fair Market Value shall be determined based on prices for the trading day prior to the date in question.
     HOSTILE TAKE-OVER: A Hostile Take-Over shall be the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.
     NON-EMPLOYEE DIRECTOR. Any Director who is not also an employee of the Company or a Parent or Subsidiary within the meaning of Rule 16b-3 and is an “outside director” within the meaning of Section 162(m) of the Code.
     NON-STATUTORY OPTION: A Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
     OPTION: A Non-Statutory Option.
     OTHER STOCK-BASED AWARD: Any right granted under Section V of Article IV of the Plan.
     OPTIONEE: Any person to whom an option is granted under the Discretionary Option Grant Program of Article II, the Automatic Option Grant Program of Article III, or the Other Equity Based Awards Program of Article IV of this Plan.
     PARENT: A corporation shall be deemed to be a Parent of the Company if it is a corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     PARTICIPANT: An Eligible Person granted an Award under the Plan.
     PERFORMANCE AWARD: Any right granted under Section III of Article IV of the Plan.
     PERFORMANCE GOAL: Performance Goal shall have the meaning set forth in Section III.A.(i) of Article IV of the Plan.
     PERMANENT DISABILITY: A permanent disability shall have the meaning assigned to it in Code Section 22(e)(3).
     PERSON: Any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

     PLAN: The CorVel Corporation Restated Omnibus Incentive Plan, which was formerly named the Restated 1988 Executive Stock Option Plan, as amended and restated.
     QUALIFIED PERFORMANCE BASED AWARD: A Qualified Performance Based Award shall have the meaning set forth in Section III.A. of Article IV of the Plan.
     RESTRICTED STOCK: Any Share granted under Section II of Article IV of the Plan.
     RESTRICTED STOCK UNIT: Any unit granted under Section II of Article IV of the Plan.
     RULE 16b-3: Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation.
     SECURITIES ACT: Securities Act of 1933, as amended.
     SEC: The SEC shall mean the Securities and Exchange Commission.
     SECTION 16(b) INSIDER: An individual shall be considered to be a Section 16(b) Insider on any relevant date under the Plan if such individual is at the time subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act by reason of his or her affiliation with the Company.
     SERVICE PROVIDER: An individual shall be deemed to be a Service Provider for so long as such individual renders service on a periodic basis to the Company, its Parent and/or any of its Subsidiaries as an Employee, a non-Employee member of the board of directors or a consultant or independent advisor.
     SHARE OR SHARES: A Share or Shares of Common Stock or such other securities or property as may become subject to Awards pursuant to an adjustment made pursuant to Section V.C. of Article I of the Plan.
     STOCK APPRECIATION RIGHT: Any right granted under Section I of Article IV of the Plan.
     SUBSIDIARY: A corporation shall be deemed to be a Subsidiary of the Company if it is one of the corporations (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of all Non-Statutory Option grants, all other Awards granted under Article IV of the Plan, and all Corporate Transaction provisions of the Plan, the term “Subsidiary” shall also include any partnership, joint venture or other business entity of which the Company owns, directly or indirectly through another entity, more than a fifty percent (50%) interest in voting power, capital or profits.
     TANDEM RIGHT: Any tandem stock appreciation right granted under Section II of Article II of the Plan.
     10% STOCKHOLDER: A 10% Stockholder is the owner of stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.
     (i) The individual is treated as owning any stock owned, directly or indirectly, by:
(a)	His or her brothers and sisters (whether by whole or half-blood);

(b)	His or her spouse; and

(c)	His or her lineal descendants and/or ancestors.
     (ii) Stock owned, directly or indirectly, by a corporation, partnership, estate, or trust is treated as owned proportionately by or for its stockholders, partners, or beneficiaries.

C. Stock option grants made to any Participant under the Discretionary Option Grant Program of Article II and Awards made to any Participant under the Other Equity Based Awards Program of Article IV shall not in any way affect, limit or restrict such individual’s eligibility to participate in any other stock plan or other compensation or benefit plan, arrangement or practice now or hereafter maintained by the Company or any Parent or Subsidiary.
D. Stock option grants or other Awards outstanding under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
II. STRUCTURE OF THE PLAN
A. Stock Programs. The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article II, the Automatic Option Grant Program specified in Article III, and the Other Equity Based Awards Program specified in Article IV. Under the Discretionary Option Grant Program, Eligible Persons (except as otherwise limited by Section I.B.of Article III) may, at the discretion of the Committee, be granted options to purchase shares of Common Stock in accordance with the provisions of Article II. Under the Automatic Option Grant Program, Eligible Directors will receive at periodic intervals special option grants to purchase shares of Common Stock in accordance with the provisions of Article III. Under the Other Equity Based Awards Program, Eligible Persons (except as otherwise limited by Section I.B.of Article III) may be granted, at the discretion of the Committee, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalents or Other Stock-Based Awards in accordance with the provisions of Article IV.
B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles I and V shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Other Equity Based Awards Program, and shall accordingly govern the interests of all individuals under the Plan.
III. ADMINISTRATION OF THE PLAN
A. The Plan shall be administered by the Committee. The Committee may delegate its responsibilities to others under such conditions and limitations as it may determine, except that the Committee may not delegate its authority with regard to the making of grants to Section 16(b) Insiders. However, if the grant to a Section 16(b) Insider would not be exempt under SEC Rule 16b-3 if made by the Committee, such grant may be made by the Board. On the other hand, if the grant of an option is intended to be exempt from Code Section 162(m), it must be made by a committee composed exclusively of outside directors, as that term is defined in Code Section 162(m).
B. Subject to the express provisions of the Plan and applicable law, the Committee shall have the sole and exclusive authority with respect to the Discretionary Option Grant Program and the Other Equity Based Awards Program:
(i) to designate Participants and make grants of Awards to any and all Eligible Persons;

(ii) to determine the type or types of Awards to be granted to each Participant;

(iii) to determine the number of Shares to be covered by, or the method by which payment or other rights are to be determined in connection with, each Award;

(iv) to determine the terms and conditions of any Award or Award Agreement, consistent with the terms of the Plan;

(v) to determine whether, to what extent, and under what circumstances Awards may be exercised in cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof, and the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other awards or other property, or cancelled, forfeited or suspended;

     (vi) to interpret the Plan and any Award Agreement, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Discretionary Option Grant Program and the Other Equity Based Awards Program;
     (vii) to change the terms and conditions or accelerate the vesting of any outstanding Award or Award Agreement granted pursuant to Article II, and any outstanding Award or Award Agreement granted pursuant to Article IV (except for any Qualified Performance Based Award as defined in Article IV of the Plan to the extent such authority would violate Code Section 162(m)), provided such action does not, without the consent of the holder, adversely affect the rights and obligations such individual may have under the outstanding grant; and
     (vii) to make any other determination or take any other action that the Committee deems necessary or desirable for the administration of the Plan.
C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article III, and neither the Committee nor the Board shall exercise discretionary functions with respect to option grants made pursuant to that program.
D. Except as otherwise provided in Section III.C. of this Article I, designations, determinations, interpretations and other decisions of the Committee on all matters relating to the Plan and any option grants, stock issuances or any other Awards made hereunder shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding on all Persons having any interest in the Plan or any options or Awards granted or shares issued under the Plan.
E. To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and any secondary committee formed pursuant to Section III.A. of this Article I and every other member of the Board, as well as any other employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan. This indemnity shall not apply, however, if: (i) it is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or (ii) the individual fails to assist the Company in defending against any such claim. The Company shall have the right to select counsel and to control the prosecution or defense of the suit. The Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.
F. Notwithstanding anything to the contrary contained herein (except as provided in Section III.A. of this Article I), the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.
IV. ELIGIBILITY
A. The persons eligible to receive option grants under the Discretionary Option Grant Program of Article II and Awards under the Other Equity Based Awards Program of Article IV are Eligible Persons selected by the Committee to receive such options and Awards, except as otherwise limited by Section I.B.of Article III of the Plan.
B. The persons entitled to receive option grants under the Automatic Option Grant Program of Article III are the Eligible Directors, as defined in Section I.A. of Article III of the Plan.
V. STOCK SUBJECT TO THE PLAN
A. The Common Stock issuable under the Plan shall be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company on the open market. The aggregate number of shares of Common Stock issuable over the term of this Plan shall not exceed 6,455,000 shares, including an increase of 500,000 shares of Common Stock which was authorized by the Board on June 27, 2006, which is subject to stockholder approval at the 2006 Annual Meeting of Stockholders. Such share reserve is subject to adjustment from time to time in accordance with Section V.C. of this Article I.

B. Should an option or other Award granted under this Plan expire or terminate for any reason prior to exercise or surrender in full, the shares subject to the portion of the option or other Award not so exercised or surrendered shall be available for subsequent option or other Award grants under this Plan. In addition, unvested shares issued under the Plan and subsequently cancelled or repurchased by the Company, at the original option or Award exercise price paid per share, pursuant to the Company’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option or other Award grants under the Plan. However, shares subject to Tandem Rights exercised in accordance with the provisions of Section II of Article II shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option or other Award grants under this Plan. Should the exercise price of an outstanding option or other Award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option or other Award or the vesting of a stock issuance or other Award under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option or other Award is exercised or which vest under the stock issuance or other Award, and not by the net number of shares of Common Stock actually issued to the Participant.
C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, recapitalization, stock split, reverse stock split, combination of shares, exchange of shares, reorganization, merger, consolidation, split-up, spin-off, or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made by the Committee to (i) the aggregate number and/or class of securities (or other property) issuable under the Plan, (ii) the maximum number and/or class of securities (or other property) for which any one Participant may be granted stock options, stock appreciation rights or other Awards over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made to Eligible Directors under the Automatic Option Grant Program, (iv) the number and/or class of securities (or other property) subject to, and the purchase and/or exercise price per share in effect under, each option, stock appreciation right or other Award outstanding under the Plan, and (v) the limitations contained in Section V.E. of this Article I, in order to preclude the dilution or enlargement of benefits thereunder. All adjustments made by the Committee pursuant to this Section V.C. shall be final and binding.
D. In the event that (i) the Company is the surviving entity in any Corporate Transaction which does not result in the termination of outstanding options pursuant to the Corporate Transaction provisions of the Plan or (ii) the outstanding options under the Plan are to be assumed in connection with such Corporate Transaction, then each such continuing or assumed option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate option price shall remain the same. In addition, the number and class of securities which remain issuable under this Plan following the consummation of the Corporate Transaction shall be appropriately adjusted. Adjustments under this section will be made in accordance with Code Section 424 and treasury regulations promulgated thereunder to the extent required, and for purposes of compliance with the provisions of Code Section 409A relating to modification of stock rights, adjustments will be made in accordance with the requirements Code Section 424 and treasury regulations promulgated thereunder as modified by applicable guidance under Code Section 409A.
E. 162(m) Limitation on Awards. From and after January 1, 1994 until June 30, 2006, in no event may any one individual participating in the Plan be granted stock options and/or separately exercisable stock appreciation rights, exceeding 1,600,000 shares of Common Stock in the aggregate over such period, subject to adjustment from time to time in accordance with the provisions of Section V.C. of this Article. From and after approval of the stockholders at the 2006 Annual Meeting of Stockholders, notwithstanding any other provision of the Plan other than Section V.C. of this Article I, no Participant shall be granted: (i) Options or SARs, the value of which are derived solely from the appreciation in the value of Shares after the date of grant, with respect to more than 500,000 Shares in the aggregate within any fiscal year of the Company; or (ii) other Qualified Performance Based Awards under Article IV that do not meet the definition contained in clause (i) above and that could result in such Participant receiving more than $1,500,000 in cash or the equivalent Fair Market Value of Shares determined at the date of grant for each full or partial fiscal year of the Company contained in the performance period of a particular Qualified Performance Based Award, provided, however, that, if any other Qualified Performance Based Awards are outstanding for such Participant for a given fiscal year, such dollar limitation shall be reduced for each such given fiscal year by the amount that could be received by the Participant under all such Qualified

Performance Based Awards, divided, for each such Qualified Performance Based Award, by the number of full or partial fiscal years of the Company contained in the performance period of each such outstanding Qualified Performance Based Award; provided, however, that the limitations set forth in this Section V.E. shall be subject to adjustment under Section V.C. of Article I only to the extent that such adjustment does not affect the status of any Award intended under Article IV to qualify as “performance based compensation” under Section 162(m) of the Code.
ARTICLE II.
DISCRETIONARY OPTION GRANT PROGRAM
I. TERMS AND CONDITIONS OF OPTIONS
A. The Committee shall have sole and exclusive authority (subject to the express provisions of the Plan) to determine which Eligible Persons are to be granted options under the Discretionary Option Grant Program, the number of shares to be covered by each such option, the status of the granted option as a Non-Statutory Option, the time or times at which such option is to become exercisable and the maximum term for which the option is to remain outstanding.
B. The granted options shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve. Unless otherwise provided in a particular Award Agreement, the granted options shall comply with the terms and conditions specified below.
     1. Option Price.
          a. The option price per share shall be fixed by the Committee, but in no event shall the option price per share be less than the Fair Market Value per share of Common Stock on the date of the option grant.
          b. The option price shall become immediately due upon exercise of the option and shall, subject to the loan provisions of Section I of Article V, be payable in one or more of the alternative forms specified below:
               i. full payment in cash or check payable to the Company’s order; or
               ii. full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or
               iii. to the extent the option is exercised for vested shares, full payment through a special sale and remittance procedure pursuant to which the Optionee is to provide irrevocable written instructions (i) to a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Company by reason of such purchase and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or
          c. If payment of the exercise price is made by means of the surrender of shares of Common Stock which are subject to certain restrictions, the number of shares of Common Stock issued upon the exercise of the option equal to the number of shares of restricted stock surrendered shall be subject to the same restrictions as the restricted stock that was surrendered.
          d. The Exercise Date shall be the date on which written or electronic notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure specified in clause (iii) of subparagraph b. above is utilized in connection with the option exercise, payment of the option price for the purchased shares must accompany such notice.

     2. Term and Exercise of Options.
          a. Each option granted under the Discretionary Option Grant Program shall be exercisable in one or more installments as shall be determined by the Committee and set forth in the Award Agreement evidencing such option; provided, however, no such option shall have a maximum term in excess of ten (10) years from the date it was granted to the Optionee.
          b. During the lifetime of the Optionee, Non-Statutory Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will, by the laws of descent and distribution following the Optionee’s death, or to any “Family Member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act), provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. This assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Non-Statutory Options under the Plan, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
     3. Termination of Service.
          a. Should an Optionee cease to be a Service Provider for any reason (including death or Permanent Disability) other than due to a termination for the reasons set forth in subparagraph (c) below, then such options shall not be exercisable at any time after the EARLIER of (i) the specified expiration date of the option term or (ii) the expiration of the limited period of time specified by the Committee in the option agreement. Each such option shall, during such period following cessation of Service Provider status, be exercisable only to the extent of the number of shares (if any) in which the Optionee is vested on the date of such cessation of Service Provider status.
          b. Any option held by an Optionee under this Article II at the time of his or her death and exercisable in whole or in part at that time may be subsequently exercised, but only to the extent of the number of shares (if any) in which the Optionee is vested on the date the Optionee ceases to be a Service Provider (less any of those shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee’s estate, by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option. Any such exercise must occur prior to the EARLIER of (i) the expiration date of the option term or (ii) the first anniversary of the date of the Optionee’s death.
          c. If an Optionee’s Service Provider status is terminated for any of the following reasons, then all outstanding options granted the Optionee under this Article II shall immediately terminate and cease to be exercisable immediately upon such termination:
               i. the Optionee’s intentional misconduct or continuing gross neglect of duties which materially and adversely affects the business and operations of the Company or any Parent or Subsidiary employing the Optionee;
               ii. the Optionee’s unauthorized use or disclosure (or attempt thereat) of confidential information or trade secrets of the Company or any Parent or Subsidiary; or
               iii. the Optionee’s commission of an act involving embezzlement, theft, fraud, falsification of records, destruction of property or commission of a crime or other offense involving money or other property of the Company or any Parent or Subsidiary employing the Optionee.

     The reasons for termination of an Optionee as a Service Provider set forth in this subparagraph (c) are not intended to be an exclusive list of all acts or omissions which the Company may deem to constitute misconduct or other grounds for terminating the Optionee (or any other individual).
          d. The Committee shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article II to be exercised, during the limited period of exercisability following cessation of Service Provider status, not only with respect to the number of shares in which the Optionee is vested at the time of such cessation of Service Provider status but also with respect to one or more subsequent installments of purchasable shares in which the Optionee would otherwise have vested had the Optionee continued as a Service Provider.
          e. If the option is granted to an individual who is not an Employee of the Company, then the option agreement evidencing the granted option shall include provisions comparable to those set forth in subparagraphs (a), (b) and (c) above, and may include provisions comparable to subparagraph (d) above, with respect to the Optionee’s termination of service with the Company or any Parent or Subsidiary.
     4. Stockholder Rights. An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and satisfied all other conditions precedent to the issuance of certificates for the purchased shares.
     5. Repurchase Rights. The shares of Common Stock acquired upon the exercise of any Article II option grant may be subject to one or more repurchase rights of the Company in accordance with the following provisions:
          a. The Committee shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article II. Should the Optionee cease Service Provider status while holding such unvested shares, the Company shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the instrument evidencing such repurchase right.
          b. All of the Company’s outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Committee at the time the repurchase right is issued.
          c. The Committee shall have the discretionary authority, exercisable either before or after the Optionee’s cessation of Service Provider status, to cancel the Company’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Article II and thereby accelerate the vesting of such shares in whole or in part at any time.
II. TANDEM RIGHTS AND LIMITED RIGHTS
A. The Committee shall have full power and authority, exercisable in its sole discretion, to grant selected Optionees tandem stock appreciation rights (“Tandem Rights”) pertaining to all or part of the shares of Common Stock subject to one or more of their option grants under this Article II.
B. Tandem Rights may be granted at the same time the underlying option is granted or any time thereafter while the option remains outstanding. The Optionee may exercise such Tandem Right by surrendering the underlying option in whole or in part to the Company, to the extent such option is at the time exercisable for vested shares of Common Stock. In exchange for the surrendered option, the Optionee shall receive a distribution from the Company in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion) over (ii) the aggregate option price payable for such vested shares. However, the exercise of the Tandem Right shall be effective only if approved by the Committee. If so approved, the distribution to which the Optionee shall accordingly become entitled with respect to the surrendered option shall be made in shares of Common Stock valued at Fair Market Value on the option surrender date.
C. If the surrender of an option is rejected by the Committee, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion) on the option surrender date and may exercise such rights at any time prior to the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.
D. Prior to July 1, 2006, one or more Section 16(b) Insiders may, in the Committee’s sole discretion, be granted limited stock appreciation rights (“Limited Rights”)2 in conjunction with their outstanding options under this Article II. Such Limited Rights shall provide that upon the occurrence of a Hostile Take-Over, each outstanding option with such a Limited Right shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The Optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. The Committee shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of this Section II.D. Accordingly, no further approval of the Committee or the Board shall be required at the time of the actual option cancellation and cash distribution. The balance of the option (if any) shall continue to remain outstanding and exercisable in accordance with the terms and conditions of the instrument evidencing such option.
III. CORPORATE TRANSACTION
A. Upon the occurrence of a Corporate Transaction, the exercisability of each option outstanding under this Article II shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option, whether or not vested, and may be exercised for all or any portion of such shares. However, an outstanding option under this Article II shall NOT be so accelerated if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares, or (iii) the acceleration of such option is subject to other applicable limitations imposed by the Committee at the time of grant. The determination of comparability under clause (i) above shall be made by the Committee, and its determination shall be final and binding.
B. The Committee shall have the discretion, exercisable at any time, to provide (upon such terms and conditions as it may deem appropriate) for either the automatic acceleration of one or more assumed or replaced options which do not accelerate in connection with the Corporate Transaction or for the automatic vesting of any cash incentive programs implemented in replacement of such options, in the event the Optionee’s employment should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

[2]	Options granted to Section 16(b) Insiders prior to the effective date of the June 15, 1992 Restatement contain a different form of Limited Right. Such right will provide each Section 16(b) Insider with a thirty (30)-day election period, following the successful completion of a hostile tender offer for fifty percent (50%) or more of the Company’s outstanding voting securities, to surrender the underlying option for a cash distribution from the Company in an amount per share of Common Stock in which the Section 16(b) Insider is at the time vested under the surrendered option equal to the excess of the highest price per share paid in effecting such tender offer over the exercise price payable per share under the surrendered option.

C. Upon the consummation of the Corporate Transaction, all outstanding options under this Article II shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.
ARTICLE III.
AUTOMATIC OPTION GRANT PROGRAM
I. ELIGIBILITY
A. Eligible Directors. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article III program shall be limited to those individuals who first become non-Employee Board members on or after August 5, 1993, whether through appointment by the Board or election by the Company’s stockholders. Any non-Employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an “Eligible Director” for purposes of this Plan.
B. Limitation. Except for the option grants to be made pursuant to the provisions of this Automatic Option Grant Program, an Eligible Director serving on the Committee or any secondary committee established pursuant to Section III.A. of Article I shall NOT be eligible during such period of service to receive any additional option grants or stock issuances under this Plan or any other stock plan of the Company (or any Parent or Subsidiary).
II. TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS
A. Grant Dates. Option grants shall be made under this Article III on the dates specified below:
     (i) Each Eligible Director who has not at any time been in the prior employ of the Company (or any Parent or Subsidiary) shall automatically be granted, at the time of such initial election or appointment, a Non-Statutory Option to purchase 7,500 shares of Common Stock upon the terms and conditions of this Article III.
     (ii) On the date of each Annual Stockholders Meeting, commencing with the 1993 Annual Stockholders Meeting, each individual who is at the time serving as an Eligible Director shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that particular meeting and whether or not such individual has at any time been in the prior employ of the Company (or any Parent or Subsidiary), a Non-Statutory Option to purchase 3,000 shares of Common Stock upon the terms and conditions of this Article III, provided he or she has served as a non-Employee Board member for at least six (6) months prior to the date of such meeting. There shall be no limit on the number of 3,000-share option grants any Eligible Director may receive over his or her period of Board service.
     The number of shares for which the automatic grants are to be made to each newly elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.C. of Article I.
B. Exercise Price. The exercise price per share of Common Stock subject to each automatic option grant made under this Article III shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.
C. Payment.
     (i) The exercise price shall be payable in one or more of the alternative forms specified below:
          a. full payment in cash or check payable to the Company’s order; or
          b. full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or
          c. full payment through a sale and remittance procedure pursuant to which the non-Employee Board member is to provide irrevocable written instructions (1) to a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or
     (ii) If payment is made by means of the surrender of shares of Common Stock which are subject to certain restrictions, the number of shares of Common Stock issued upon the exercise of the option equal to the number of shares of restricted stock surrendered shall be subject to the same restrictions as the restricted stock that was surrendered.
     (iii) The Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance or loan procedure specified in clause (i)(c) above is utilized in connection with the option exercise, payment of the option price for the purchased shares must accompany such notice.
D. Option Term. Each automatic grant under this Article III shall have a maximum term of ten (10) years measured from the automatic grant date.
E. Exercisability. Each automatic grant shall become exercisable in a series of four (4) equal and successive annual installments over the Optionee’s period of service on the Board, with the first such installment to become exercisable twelve (12) months after the automatic grant date. The exercisability of each automatic grant shall be subject to acceleration in accordance with the provisions of Section II.G and Section III of this Article III.
F. Limited Transferability. During the lifetime of the Optionee, each automatic option grant shall be exercisable only by the Optionee and shall not be assignable or transferable by Optionee other than by will or the laws of descent and distribution following the Optionee’s death, or to any “Family Member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act), provided that the Optionee may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under the Plan, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
G. Termination of Board Service.
     1. Should the Optionee’s service as a Board member cease for any reason (other than death or Permanent Disability) while holding one or more automatic option grants under this Article III, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. However, each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.
     2. Should the Optionee die within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee’s estate, by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option. Any such exercise must occur with twelve (12) months after the date of the Optionee’s death.
     3. Should the Optionee die or become Permanently Disabled while serving as a Board member, then each automatic option grant held at that time by such Optionee under this Article III shall accelerate in full, and the Optionee (or the personal representative of the Optionee’s estate, or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the Optionee’s designated beneficiary or beneficiaries of that option) shall have a twelve (12) month period following the date of the Optionee’s cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock subject to that option at the time of such cessation of Board service.
     4. In no event shall any automatic grant under this Article III remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraph 1, 2 or 3 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was otherwise exercisable at the time of the Optionee’s cessation of Board service.
H. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be substantially the same as the terms in effect for option grants made under the Discretionary Option Grant Program and shall be set forth in an Award Agreement.
III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER
A. In the event of any Corporate Transaction effected during the Optionee’s period of Board service, each automatic option grant at the time held by such Optionee under this Article III shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article III shall terminate and cease to be outstanding.
B. In the event of any Change in Control effected during the Optionee’s period of Board service, each automatic option grant at the time held by such Optionee under this Article III shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.
ARTICLE IV.
OTHER EQUITY BASED AWARDS PROGRAM
     Subject to any limitations contained in the Plan, the Committee shall have sole and exclusive authority (subject to the express provisions of the Plan) to determine which Eligible Persons are to be granted Awards under the Other Equity Based Awards Program, and the terms and conditions of any such Awards. Such Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve.
I. STOCK APPRECIATION RIGHTS.
     The Committee is authorized to grant free-standing Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. Each such Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive a number of Shares equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.
II. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
A. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

     (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.
     (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by the issuance of a stock certificate or certificates, which shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the applicable Award Agreement and possible forfeiture of such shares of Restricted Stock.
     (iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.
III. PERFORMANCE AWARDS
A. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan. A Performance Award granted under the Plan (a) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (b) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. From time to time, the Committee may designate a Performance Award granted hereunder as an award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (a “Qualified Performance Based Award”), and such awards shall comply with the following requirements.
     (i) Performance Goals; Timing of Designations. Qualified Performance Based Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective performance goals, and such performance goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) (“Performance Goals”). The Committee shall, not later than 90 days after the beginning of each performance period, (A) designate all Participants for such performance period, and (B) establish the objective Performance Goals for each Participant for that performance period on the basis of one or more of the business criteria set forth in (ii) below.
     (ii) Business Criteria. Unless and until the Committee proposes for stockholder approval and the Company’s stockholders approve a change in the general business criteria set forth in this section, the attainment of which may determine the amount and/or vesting with respect to Qualified Performance Based Awards, the business criteria to be used for purposes of establishing Performance Goals for Qualified Performance Based Awards shall be selected from the following alternatives. Performance goals may be based upon based upon one or more of the following business criteria, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such Performance Goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.
     (iii) Payment of Qualified Performance Based Awards. Unless another specified payment date or schedule of payment dates is provided in the applicable Award Agreement, Qualified Performance Based Awards shall be paid within 2 1/2 months after the end of the calendar year in which the applicable performance condition ends. The Committee shall certify in writing that Performance Goals have been met prior to payment of the Qualified Performance Based Awards to the extent required by Section 162(m). The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a Qualified Performance Based Award, but may not exercise discretion to increase such amount.
     (iv) Certain Events. If a Participant dies or becomes permanently and totally disabled before the end of a performance period or after the performance period and before a Qualified Performance Based Award is paid, the Committee may, in its discretion, determine that the Participant shall be paid a pro rated portion of the award that the Participant would have received but for such death or disability.
     (v) Stockholder Approval of Plan. Any Qualified Performance Based Award shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the stockholders of the Company at the Company’s 2006 Annual Stockholders Meeting. No Qualified Performance Based Award shall be granted more than five years after the date of such 2006 Annual Stockholders Meeting unless the stockholders have re-approved the Plan to the extent required by Section 162(m) of the Code.
     (vi) Interpretation. The provisions in this Section III of Article IV, and all of the other terms and conditions of the Plan as it applies to any Qualified Performance Based Award, shall be interpreted in such a fashion as to qualify all compensation paid thereunder as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.
IV. DIVIDEND EQUIVALENTS
     The Committee is authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.
V. OTHER STOCK-BASED AWARDS
     The Committee is authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section V shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof and the acceptance such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

ARTICLE V.
MISCELLANEOUS
I. LOANS OR GUARANTEE OF LOANS
     The Committee may assist a Participant (including any officer or director) in the exercise of one or more outstanding options under the Discretionary Option Grant Program or one or more outstanding Awards under the Other Equity Based Awards Program by (a) authorizing the extension of a full-recourse interest-bearing loan to such Optionee from the Company, (b) permitting the Participant to pay the exercise price or other purchase price with respect to such Award in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the Participant, but in each case only to the extent any such action does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. The maximum credit available to the Participant shall not exceed the sum of (i) the aggregate exercise price of the option shares (less the par value) or the aggregate purchase price for the Award plus (ii) any Federal and state income and employment tax liability incurred by the Participant in connection with the exercise of the option or Award.
II. TAX WITHHOLDING
A. The Company’s obligation to deliver shares or cash upon the exercise or surrender of stock options or any Awards granted under the Plan shall be subject to the satisfaction by the Participant of all applicable Federal, state and local income and employment tax withholding requirements.
B. The Committee may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3 or any successor rule or regulation) provide any or all holders of outstanding option grants under the Plan (other than grants made to non-Employees) with the election to surrender previously acquired shares of Common Stock or have shares withheld in satisfaction of the tax withholding obligations. To the extent necessary to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose shall not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules. If Common Stock is used to satisfy the Company’s tax withholding obligations, the stock shall be valued at its Fair Market Value when the tax withholding is required to be made.
III. EXTENSION OF EXERCISE PERIOD
     The Committee shall have full power and authority to extend the period of time for which any option granted under the Discretionary Option Grant Program is to remain exercisable following the Optionee’s termination of service from the period set forth in the option agreement to such greater period of time as the Committee shall deem appropriate; provided, however, that in no event shall such extension exceed the limitations set forth by applicable law and regulations under Code Section 409A; and provided further, that in no event shall such option be exercisable after the specified expiration date of the option term.
IV. AMENDMENT OF THE PLAN
     The Board shall have the complete and exclusive authority to amend, modify, suspend, discontinue or terminate the Plan; provided, however, that if and to the extent required by Code Section 409A and applicable guidance thereunder, such authority will not include the authority to terminate deferred compensation arrangements in violation of Code Section 409A; and provided further, that no amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to any stock options, stock appreciation rights, or other Awards at the time outstanding under the Plan. In addition, certain amendments, including increasing the number of shares issuable under the Plan or modifying the requirements for eligibility, will require stockholder approval pursuant to applicable laws or regulations.
V. EFFECTIVE DATE AND TERM OF PLAN
A. The Plan was initially adopted by the Board and approved by the Company’s sole stockholder on August 1, 1988.

B. The Board and sole stockholder amended and restated the Plan effective May 15, 1991 to (i) increase the number of shares issuable pursuant to the Plan, (ii) conform the provisions of the Plan to the SEC rules under Section 16 of the Exchange Act applicable to certain transactions effected under the Plan by Section 16(b) Insiders and (iii) provide for the ability to grant incentive stock options.
C. The Plan was further restated on June 15, 1992 (the “1992 Restatement”) to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 400,000 shares, (ii) bring the Plan into compliance with revisions to SEC Rule 16b-3 which became effective on September 1, 1993 and would exempt certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws and (iii) effect certain technical revisions to the provisions of the Plan to facilitate plan administration and interpretation. The 1992 Restatement was approved by the Company’s stockholders at the 1992 Annual Meeting.
D. The Plan was further restated and amended by the Board in June 1993 (the “1993 Restatement”) to add the Automatic Option Grant Program. The 1993 Restatement was approved by the Company’s stockholders at the 1993 Annual Meeting.
E. On May 4, 1994, the Board approved an amendment and restatement of the Plan (the “1994 Restatement”) to (i) increase the aggregate number of shares issuable over the term thereof by 400,000 shares to a total of 2,670,000 shares and (ii) impose a limitation of 1,600,000 shares on the maximum number of shares of Common Stock for which any one participant may be granted stock options and separately exercisable stock appreciation rights over the remaining term of the Plan. The 1994 Restatement was approved by the Company’s stockholders at the 1994 Annual Meeting.
F. On June 21, 1996, the Board approved an amendment and restatement of the Plan (the “1996 Restatement”) to (i) increase the aggregate number of shares issuable over the term thereof by 400,000 shares to 3,070,000 shares, and (ii) extend the expiration date of the Plan to June 30, 2006. The 1996 Restatement was approved by the Company’s stockholders at the 1996 Annual Meeting.
G. In June 1997, the Board further amended and restated the Plan (the “1997 Restatement”) to effect the following revisions: (i) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 400,000 shares to 3,470,000 shares, (ii) render the non-Employee Board members eligible to receive option grants under the Discretionary Option Grant Program, (iii) allow unvested shares issued under the Plan and subsequently repurchased by the Company at the option exercise price paid per share to be reissued under the Plan, (iv) remove certain restrictions on the eligibility of non-Employee Board members to serve as members of the Committee and (v) effect a series of additional changes to the provisions of the Plan in order to take advantage of certain amendments to SEC Rule 16b-3. The 1997 Restatement was approved by the Company’s stockholders at the 1997 Annual Meeting.
H. In February 1999, the Board further amended and restated the Plan to permit optionees under the Discretionary Option Grant and Automatic Option Programs of the Plan to designate a beneficiary or beneficiaries to whom their options may be transferred upon their death.
I. On May 10, 2001, the Board further amended and restated the Plan (the “2001 Restatement”) to (i) effect certain technical revisions to the provisions of the Plan in order to facilitate the administration and interpretation of the Plan, (ii) clarify the group of employees who are eligible to participate in the Plan and (iii) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 500,000 shares to 3,970,000 shares. The 2001 Restatement was approved by the Company’s stockholders at the 2001 Annual Meeting.
J. On June 27, 2006, the Board further amended and restated the Plan (the “2006 Restatement”) to (i) address changes in applicable law and accounting principles, (ii) permit the Committee to make awards of free-standing stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, and Other Stock-Based Awards under the Plan, subject to such terms and conditions as determined by the Committee, (iii) extend the term of the Plan until June 30, 2016, (iv) rename the Plan and (v) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 500,000 shares to 6,455,000 shares. The 2006 Restatement is subject to stockholder approval at the 2006 Annual Meeting. No option grants or other Awards shall be made under the Plan during the period from July 1, 2006 until the 2006 Restatement is approved by the Company’s stockholders at the 2006 Annual Meeting. If such stockholder approval is not obtained, the 2006 Restatement will be void and the Plan will be deemed to have terminated effective as of June 30, 2006; provided, however, that any stock options or stock appreciation rights at the time outstanding under the Plan shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.
K. All share numbers in the 2006 Restatement reflect (i) the two-for-one split of the Common Stock effected on June 14, 1999 and (ii) the three-for-two split of the Common Stock effected on August 31, 2001, each of which was effected in the form of a stock dividend.
L. The provisions of the various restatements of the Plan apply only to stock options, stock appreciation rights, and other Awards granted under the Plan from and after the respective effective dates of such Restatements. All stock options and stock appreciation rights issued and outstanding under the Plan immediately prior to such effective dates of the restatements of the Plan shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing each such option or stock appreciation right) as in effect on the date each such option or stock appreciation was previously granted, and nothing in the restatements of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options or stock appreciation rights with respect to the acquisition of shares of Common Stock thereunder or the exercise of their outstanding stock appreciation rights.
M. The sale and remittance procedure authorized for the exercise of outstanding options shall be available for all options granted under the Plan from and after November 6, 1991 and for all Non-Statutory Options outstanding on such date.
N. Subject to Section IV of Article V, the Plan shall in all events terminate upon the EARLIEST of (i) June 30, 2016, (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise or surrender of stock options, stock appreciation rights or other Awards under the Plan, (iii) the termination of all outstanding Awards in connection with a Corporate Transaction or (iv) termination by the Board. If the date of termination is determined under clause (i) above, then any stock options, stock appreciation rights or other Awards at the time outstanding under the Plan shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.
VI. MISCELLANEOUS MATTERS
A. Any cash proceeds received by the Company from the issuance of shares hereunder shall be used for any corporate purpose.
B. The implementation of the Plan, the granting of any stock option or other Award , and the issuance of Common Stock or other Award hereunder, shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, and the stock options and other Awards granted under it and the Common Stock issued pursuant to it. The inability of the Company to obtain the requisite approvals shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approvals shall not have been obtained. The Company, however, shall attempt to obtain all requisite approvals.
C. No shares of Common Stock or other property shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading. No shares of Common Stock or other property shall be issued or delivered under the Plan if doing so would violate any internal policies of the Company.
D. Neither the action of the Company in establishing the Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of the Plan itself shall be construed so as to grant any individual the right to remain in the employ or service of the Company or any Parent or Subsidiary for any period of specific duration, and the Company (or any Parent or Subsidiary retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.
E. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including (without limitation) the right of the Company (a) to grant options for corporate purposes otherwise than under this Plan to any Eligible Person or other Person, firm or company or association or (b) to grant options to, or assume the option of, any Person in connection with the acquisition (by purchase, lease, merger, consolidation or otherwise) of the business and assets (in whole or in part) of any Person, firm, company or association.
F. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
G. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Parent or Subsidiary and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Parent or Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
H. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons. With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.
I. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.
J. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.
K. No Award and no right under any such Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution following the Participant’s death; provided, however, that at any time such Participant holds a Non-Statutory Option, such Participant may transfer such Option to any “Family Member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act), provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Award pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Awards under the Plan, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable agreement evidencing each such transferred Award.
L. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.
M. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
N. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
O. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.